CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND
                      SECTION 906 OF THE SARBANES-OXLEY ACT

I, James A. Bowen, Chairman of the Board,  President and Chief Executive Officer
of  First   Trust/Value   Line(R)  &  Ibbotson   Equity   Allocation  Fund  (the
"Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 28, 2005                       /S/ JAMES A. BOWEN
     ----------------------     ------------------------------------------------
                                James A. Bowen, Chairman of the Board, President
                                and Chief Executive Officer


I, Mark R. Bradley, Treasurer, Controller, Chief Financial Officer and Chief Accounting Officer of First Trust/Value Line(R) & Ibbotson Equity Allocation Fund (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 28, 2005                          /S/ MARK R. BRADLEY
     ---------------------        ---------------------------------------------
                                  Mark R. Bradley, Treasurer, Controller, Chief
                                  Financial Officer and Chief Accounting Officer
                                  (principal financial officer)